Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Consolidated Financial Statements (pro forma financial statements) have been derived from the historical consolidated financial statements of Southern Power Company (Southern Power).

The Unaudited Pro Forma Condensed Consolidated Statements of Income (pro forma statements of income) for the nine months ended September 30, 2018 and the year ended December 31, 2017 give effect to the disposition of two wholly-owned subsidiaries—Southern Company - Oleander LLC (Oleander) and Southern Company - Florida LLC (Stanton)—of Southern Power as if it were completed on January 1, 2017. The Unaudited Pro Forma Condensed Consolidated Balance Sheet (pro forma balance sheet) as of September 30, 2018 gives effect to the disposition as if it were completed on September 30, 2018.

The historical consolidated financial information has been adjusted in the pro forma financial statements (A) to give effect to pro forma events that are: (1) directly attributable to the disposition; (2) factually supportable; and (3) with respect to the statements of income, expected to have a continuing impact on the results of Southern Power, and (B) to eliminate historical events directly attributable to the disposition that are not, with respect to the statements of income, expected to have a continuing impact on the results of Southern Power.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying note, which should be read in connection with the pro forma financial statements. The pro forma financial statements have been prepared based on estimates at September 30, 2018. The final amounts recorded at the date of the disposition are not expected to be materially different from the information presented herein.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of Southern Power.

The following pro forma financial statements should be read in conjunction with:

•	the accompanying note to the Unaudited Pro Forma Condensed Consolidated Financial Statements;

•	the audited consolidated financial statements of Southern Power included in its Annual Report on Form 10-K for the year ended December 31, 2017; and

•	the unaudited condensed consolidated financial statements of Southern Power included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

Southern Power Unaudited Pro Forma Condensed Consolidated Income Statement For the nine months ended September 30, 2018

	Southern Power	Stanton and Oleander		Pro Forma Adjustments		Pro Forma
	(in millions)
Operating Revenues:
Wholesale revenues, non-affiliates	$1,363	$(59)		$—		$1,304
Wholesale revenues, affiliates	326	—		—		326
Other revenues	10	—		—		10
Total operating revenues	1,699	$(59)		$—		$1,640
Operating Expenses:
Fuel	511	—		—		511
Purchased power	137	—		—		137
Other operations and maintenance	278	(11)		—		267
Depreciation and amortization	370	(5)	*	—		365
Taxes other than income taxes	36	(3)		—		33
Asset impairment	155	—		(119)	(a)	36
Total operating expenses	1,487	(19)		(119)		1,349
Operating Income	212	$(40)		$119		$291
Other Income and (Expense):
Interest expense, net of amounts capitalized	(138)	2		(2)	(b)	(138)
Other income (expense), net	22	(2)		—		20
Total other income and (expense)	(116)	—		(2)		(118)
Earnings Before Income Taxes	96	(40)		117		173
Income taxes (benefit)	(210)	(10)		29	(c)	(191)
Net Income	306	(30)		88		364
Net income attributable to noncontrolling interests	71	—		—		71
Net Income Attributable to Southern Power	$235	$(30)		$88		$293
*    Depreciation and amortization for Stanton and Oleander ceased when the assets were classified as held for sale in May 2018. As such, the $5 million of depreciation and amortization recorded through September 30, 2018 represents approximately five months of depreciation expense.

Southern Power Unaudited Pro Forma Condensed Consolidated Income Statement For the year ended December 31, 2017

	Southern Power	Stanton and Oleander	Pro Forma Adjustments		Pro Forma
	(in millions)
Operating Revenues:
Wholesale revenues, non-affiliates	$1,671	$(78)	$—		$1,593
Wholesale revenues, affiliates	392	—	—		392
Other revenues	12	—	—		12
Total operating revenues	$2,075	$(78)	$—		$1,997
Operating Expenses:
Fuel	621	—	—		621
Purchased power	149	(1)	—		148
Other operations and maintenance	386	(18)	—		368
Depreciation and amortization	503	(14)	—		489
Taxes other than income taxes	48	(4)	—		44
Total operating expenses	1,707	(37)	—		1,670
Operating Income	$368	$(41)	$—		$327
Other Income and (Expense):
Interest expense, net of amounts capitalized	(191)	5	(5)	(b)	(191)
Other income (expense), net	1	(1)	—		—
Total other income and (expense)	(190)	4	(5)		(191)
Earnings Before Income Taxes	178	(37)	(5)		136
Income taxes (benefit)	(939)	(14)	(2)	(c)	(955)
Net Income	1,117	(23)	(3)		1,091
Net income attributable to noncontrolling interests	46	—	—		46
Net Income Attributable to Southern Power	$1,071	$(23)	$(3)		$1,045

Southern Power Unaudited Pro Forma Condensed Consolidated Balance Sheet As of September 30, 2018

	Southern Power	Stanton and Oleander		Pro Forma Adjustments	Pro Forma
	(in millions)
Assets

Current Assets:
Cash and cash equivalents	$192	$203	(d)	$—	$395
Receivables --
Customer accounts receivable	150	—		—	150
Affiliated	71	—		—	71
Other	62	—		—	62
Materials and supplies	214	—		—	214
Prepaid income taxes	44	—		—	44
Assets held for sale, current	18	(18)		—	—
Other current assets	29	—		—	29
Total current assets	780	185		—	965
Property, Plant, and Equipment:
In service	13,603	—		—	13,603
Less: Accumulated provision for depreciation	2,087	—		—	2,087
Plant in service, net of depreciation	11,516	—		—	11,516
Construction work in progress	586	—		—	586
Total property, plant, and equipment	12,102	—		—	12,102
Other Property and Investments:
Intangible assets, net of amortization	391	—			391
Total other property and investments	391	—		—	391
Deferred Charges and Other Assets:
Prepaid LTSAs	106	—		—	106
Accumulated deferred income taxes	1,281	(1)		—	1,280
Income taxes receivable, non-current	84	—		—	84
Assets held for sale	185	(185)		—	—
Other deferred charges and assets	426	—		—	426
Total deferred charges and other assets	2,082	(186)		—	1,896
Total Assets	$15,355	$(1)		$—	$15,354

Southern Power Unaudited Pro Forma Condensed Consolidated Balance Sheet As of September 30, 2018

	Southern Power	Stanton and Oleander	Pro Forma Adjustments	Pro Forma
	(in millions)
Liabilities and Stockholders' Equity

Current Liabilities:
Securities due within one year	$—	$—	$—	$—
Notes payable	237	—	—	237
Accounts payable --
Affiliated	86	—	—	86
Other	88	—	—	88
Accrued income taxes	233	—	—	233
Liabilities held for sale, current	4	(4)	—	—
Other current liabilities	165	—	—	165
Total current liabilities	813	(4)	—	809
Long-term Debt	5,029	—	—	5,029
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes	111	—	—	111
Accumulated deferred ITCs	1,842	—	—	1,842
Other deferred credits and liabilities	259	—	—	259
Total deferred credits and other liabilities	2,212	—	—	2,212
Total Liabilities	8,054	(4)	—	8,050
Common Stockholder's Equity:
Common stock, par value $0.01 per share —
Authorized — 1,000,000 shares
Outstanding — 1,000 shares	—	—	—	—
Paid-in capital	2,604	—	—	2,604
Retained earnings	1,478	3	—	1,481
Accumulated other comprehensive income (loss)	31	—	—	31
Total common stockholders' equity	4,113	3	—	4,116
Noncontrolling interests	3,188	—	—	3,188
Total stockholders' equity	7,301	3	—	7,304
Total Liabilities and Stockholders' Equity	$15,355	$(1)	$—	$15,354

Note 1. Adjustments to Pro Forma Financial Statements

Adjustments to Pro Forma Statements of Income

(a)	Asset Impairment-Reflects the reversal of the asset impairment charge related to the sale of Stanton and Oleander.

(b)	Interest Expense-Reflects the reversal of interest expense related to corporate level debt allocated to Stanton and Oleander that will not be repaid.

(c)
Income Taxes-Reflects the income tax effects of the pro forma adjustments calculated using an estimated statutory income tax rate of 25.2% for the nine months ended September 30, 2018 and 38.1% for the year ended December 31, 2017.

Adjustments to the Pro Forma Balance Sheet

(d)
Cash and Cash Equivalents-Reflects the sale proceeds of $203 million increasing available cash, which is expected to be used for general corporate purposes. Does not include any adjustment for the potential repayment of a portion of Southern Power’s short-term borrowings that have a weighted average interest rate of 2.8%.